Exhibit 10.2

                                  FORM OF
                              COMMSCOPE, INC.
                       2006 LONG TERM INCENTIVE PLAN
                NONQUALIFIED STOCK OPTION AGREEMENT (ANNUAL)
                --------------------------------------------

     THIS AGREEMENT, made as of the __ day of ____, 2006 (the "Grant Date"), between CommScope, Inc., a Delaware corporation (the "Company"), and ___ (the "Grantee").

     WHEREAS, the Company has adopted the CommScope, Inc. 2006 Long Term Incentive Plan (the "Plan") in order to provide an additional incentive to certain employees and directors of the Company and its Subsidiaries; and

     WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Grantee as provided herein;

     NOW, THEREFORE, the parties hereto agree as follows:

          1.   Grant of Option.
               ---------------

               1.1 The Company hereby grants to the Grantee the right and option (the "Option") to purchase all or any part of an aggregate of ___ whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement.

               1.2 The Option is not intended to qualify as an Incentive Stock Option.

               1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference); and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

          2.   Purchase Price.
               --------------

          The price at which the Grantee shall be entitled to purchase Shares upon the exercise of the Option shall be $__________ per Share.

          3.   Duration of Option.
               ------------------

          The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.

          4.   Vesting and Exercisability of Option.
               ------------------------------------

          Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Grantee to purchase, in whole at any time or in part from time to time, thirty-three and one-third percent (33-1/3%) of the total number of Shares covered by the Option after the expiration of one
(1) year from the Grant Date, an additional thirty-three and one-third percent (33-1/3%) of the total number of Shares covered by the Option after the second anniversary of the Grant Date, and the remainder of the number of Shares subject to the Option after the third anniversary of the Grant Date, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised as herein provided, during the remaining period of the Exercise Term. Any fractional number of Shares resulting from the application of the percentages set forth in this Section 4 shall be rounded to the next higher whole number of Shares.

          5.   Manner of Exercise and Payment.
               ------------------------------

               5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state that the Grantee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse on this Agreement a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

               5.2 The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash or by check or, if indicated in the notice, such payment shall follow by check from a registered broker acting as agent on behalf of the Grantee. However, at the discretion of the Committee appointed to administer the Plan, the Grantee may pay the exercise price in part or in full by transferring to the Company unrestricted Shares owned by the Grantee prior to the exercise of the Option having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such shares are substituted. "Fair Market Value" shall mean (i) if the Shares are listed for trading on the New York Stock Exchange, the closing price at the close of the primary trading session of the Shares on such date on the New York Stock Exchange, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price, (ii) if the Shares are not so listed, but are listed on another national securities exchange, the closing price at the close of the primary trading session of the Shares on such date on such exchange, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price, (iii) if the Shares are not listed for trading on the New York Stock Exchange or on another national securities exchange, the last sale price at the end of normal market hours of the Shares on such date as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no price shall have been so quoted for such date, on the next preceding date for which such price was so quoted, or (iv) if the Shares are not listed for trading on a national securities exchange or are not authorized for quotation on NASDAQ, the fair market value of the Shares as determined in good faith by the Committee.

               5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to this Agreement and the Plan, take such action as may be necessary to effect the transfer to the Grantee of the number of Shares as to which such exercise was effective.

               5.4 The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Grantee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Grantee, and (iii) the Grantee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Grantee shall have full voting and other ownership rights with respect to such Shares.

          6.   Termination of Employment.
               -------------------------

               6.1 Death or Disability. In the event the Grantee's employment is terminated by reason of the Grantee's death or Disability, any portion of the Option that is not yet vested and exercisable on the Termination Date (as defined below) shall become immediately vested and fully exercisable on such date, and shall remain exercisable for a period of five (5) years following the Termination Date by the Grantee or by the Grantee's legatee or legatees under his will, or by his personal representatives or distributees, as applicable. For purposes of this Agreement, "Termination Date" shall mean the last day on which the Grantee works for the Company, a Subsidiary or an operating division or unit of the Company or Subsidiary (a"Division").

               6.2 Retirement. In the event that (i) the Grantee has completed 10 years of service for the Company, a Subsidiary or a Division, and the Grantee's employment is terminated as a result of the Grantee's voluntary retirement after attainment of age 55, or (ii) the Grantee's employment is terminated as a result of the Grantee's voluntary retirement after attainment of age 65, any portion of the Option that is not yet vested and exercisable on the Termination Date shall remain outstanding and shall be eligible to vest in accordance with the schedule set forth Section 4 if the Grantee complies with the post-employment covenants described in Appendix A attached hereto. In the event of a breach by the Grantee of the post-employment covenants described in Appendix A, the Option shall immediately be forfeited. Options that vest pursuant to this Section 6.2 shall, once vested, remain exercisable for a period of five (5) years following the Termination Date, by the Grantee or by the Grantee's legatee or legatees under his will, or by his personal representatives or distributees, as applicable.

               6.3 Cause. In the event the Grantee's employment is terminated for Cause, the Option shall immediately expire in its entirety whether or not vested and exercisable. For purposes of this Agreement, "Cause" shall mean (i) in the case of a Grantee whose employment with the Company, a Subsidiary or a Division is subject to the terms of an employment agreement which includes a definition of "Cause," the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and (ii) in all other cases, (a) the Grantee's failure or refusal to perform such Grantee's substantive duties or to follow the lawful directives of the Board or the board of directors of a Subsidiary, as applicable (or of any superior officer of the Company, a Subsidiary or a Division having direct supervisory authority over such Grantee); (b) the commission of an act of fraud, theft, breach of fiduciary obligation with respect to the Company, a Subsidiary or a Division or a violation of any material policies of the Company, a Subsidiary or a Division, as applicable, of which the Grantee has had prior notice; (c) dishonesty, willful misconduct, or gross negligence in the performance of any substantive duties; or (d) the indictment for, or conviction of or plea of guilty or nolo contendere to any felony (whether or not involving the Company, a Subsidiary or a Division).

               6.4 Other Termination of Employment. If the employment of the Grantee is terminated (including the Grantee's ceasing to be employed by a Subsidiary or a Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division) under any circumstance other than those set forth in Section 6.1, Section 6.2 and
Section 6.3, any portion of the Option that is not vested and exercisable on the Termination Date shall expire and the Grantee may, at any time within thirty (30) days after the Termination Date, exercise the Option to the extent, but only to the extent, that the Option or portion thereof was vested and exercisable on the Termination Date.

               6.5 No Extension of Exercise Term. Notwithstanding the terms of Section 6.1, 6.2 and 6.4 and except as provided in this Section 6.5, in no event may the Option be exercised by anyone after the expiration of the Exercise Term. An Option that becomes vested as a result of a Grantee's death may be exercised for up to five (5) years following the date of the Grantee's death but only one (1) of such years may extend beyond expiration of the Exercise Term.

          7.   Effect of Change of Control.
               ---------------------------

          Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change of Control the Option shall become immediately vested and fully exercisable.

          8.   Non-transferability.
               -------------------

          The Option shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). During the lifetime of the Grantee, the Option shall be exercisable only by the Grantee, his or her legal guardian or legal representatives or a bankruptcy trustee. Notwithstanding the foregoing and unless prohibited by applicable law, the Option may be transferred to members of the Grantee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Agreement and the Plan, a transferee of an Option shall be deemed to be the Grantee. For this purpose, immediate family means the Grantee's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren.

          9.   No Right to Continued Employment.
               --------------------------------

          Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, any Subsidiary or any Division, nor shall this Agreement or the Plan interfere in any way with the right of the Company, any Subsidiary or any Division to terminate the Grantee's employment therewith at any time.

          10.  Adjustments.
               -----------

          In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other securities subject to the Option and the purchase price for such Shares or other securities. The Committee's adjustment shall be made in accordance with the provisions of Article 13 of the Plan and shall be final, binding and conclusive for all purposes of the Plan and this Agreement.

          11.  Effect of Certain Transactions.
               ------------------------------

          Subject to Section 7 hereof, upon the effective date of the liquidation, dissolution, merger or consolidation of the Company (in each case, a "Transaction"), the Option shall continue in effect in accordance with its terms, except that following a Transaction either (a) the Option shall be treated as provided for in the plan or agreement entered into in connection with the Transaction (the "Transaction Agreement") or (b) if not so provided in the Transaction Agreement, the Grantee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction.

          12.  Withholding of Taxes.
               --------------------

          The Company shall have the right to deduct from any distribution of cash to any Grantee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If a Grantee is entitled to receive Shares upon exercise of the Option, the Grantee shall pay the Withholding Taxes to the Company prior to the issuance of such Shares.

          Payment of the applicable Withholding Taxes may be made in any one or any combination of: (i) cash, (ii) unrestricted Shares owned by the Grantee prior to the exercise of the Option and valued at its Fair Market Value on the business day immediately preceding the date of exercise, or
(iii) by making a Tax Election (as described below). For purposes of this
Article 12, a Grantee may make a written election (the "Tax Election"), which may be accepted or rejected at the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option and valued at its Fair Market Value on the date preceding the date of exercise, equal to the Withholding Taxes.

          13.  Grantee Bound by the Plan.
               -------------------------

          The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

          14.  Modification of Agreement.
               -------------------------

          This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

          15.  Severability.
               ------------

          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

          16.  Governing Law.
               -------------

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

          17.  Successors in Interest.
               ----------------------

          This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee's beneficiaries, heirs, executors, administrators and successors.

          18.  Resolution of Disputes.
               ----------------------

          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

          19.  Consent to Jurisdiction.
               -----------------------

          Each of the parties hereby (a) agrees to personal jurisdiction in any suit, proceeding or action at law or in equity (hereinafter referred to as an "Action") arising out of or relating to the Plan or this Agreement brought in any state or federal court in the State of North Carolina having subject matter jurisdiction, (b) agrees that such jurisdiction shall be exclusive and that no Action arising out of or relating to the Plan or this Agreement shall be brought in any state or federal court other than that in the State of North Carolina, (c) waives any objection which the party may have now or hereafter to the laying of the venue of any such Action and (d) waives any claim or defense of inconvenient forum.

                                    COMMSCOPE, INC.

Date:                               By:
     ----------------------            -------------------------------------
                                    Print Name:   Frank B. Wyatt, II
                                    Title:  Senior Vice President,
                                            General Counsel and Secretary

                                    GRANTEE

Date:                               By:
     ----------------------            -------------------------------------
                                    Print Name:

                                                                 APPENDIX A
                                                                 ----------

               Non-Competition and Confidentiality Covenants
               ---------------------------------------------

          By execution of the stock option agreement to which this Appendix A is attached (the "Stock Option Agreement"), the Grantee hereby agrees as follows:

          1. Non-competition. The Grantee agrees that the Grantee will not, for a period of two years following his termination of employment as described in Section 6.2 of the Stock Option Agreement (the "Non-Competition Period"), directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner, including but not limited to holding, the positions of shareholder, director, officer, consultant, independent contractor, employee, partner, or investor, with any Competing Enterprise. For purposes of this paragraph, the term "Competing Enterprise" shall mean any person, corporation, partnership or other entity engaged in a business in the United States or any other geographic area in which the Company does business which is in competition with any of the businesses of the Company or any of its Affiliates as of the date of the termination of the Grantee's employment with the Company and its Affiliates. Upon request at any time during the Non-Competition Period, the Grantee shall notify the Company of the Grantee's then current employment status. As used herein, "Affiliate" shall mean the Company's affiliated companies, divisions, subsidiaries, successors, predecessors and assigns.

          2. Non-solicitation. During the Non-Competition Period, the Grantee shall not interfere with the Company's and any of its Affiliate's relationship with, or endeavor to entice away from the Company and any of its Affiliates, any person who at any time, during the period that the Grantee was employed by the Company or its Affiliates, was an employee or customer of the Company or any of its Affiliates or otherwise had a material business relationship with the Company or any of its Affiliates.

          3. Proprietary Rights. The Grantee represents and warrants that all patents, patent applications, rights to inventions, copyright registrations and other license, trademark and trade name rights heretofore owned by the Grantee and relating to the business of the Company or any of its Affiliates have been duly transferred to the Company.

          4. Confidentiality; Return of Company Property. The Grantee agrees and understands that in the Grantee's position with the Company and/or its Affiliates and performance of his or her responsibilities, duties and services for the Company and/or its Affiliates, as the case may be, the Grantee has been exposed to, and information relating to, the confidential affairs of the Company and/or its Affiliates, including but not limited to technical information, intellectual property, business and marketing plans, strategies, customer information, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company and/or its Affiliates, and other forms of confidential information, trade secrets and/or confidential information in the nature of trade secrets of the Company and/or its Affiliates ("Confidential Information"). The Grantee acknowledges and represents that as of the time of execution of this Non-Competition and Confidentiality Agreement the Grantee has not disclosed, and agrees that at any time thereafter the Grantee will not disclose, Confidential Information, either directly or indirectly, to any third person or entity without the prior written consent of the Company and/or its Affiliates, as appropriate. This confidentiality covenant has no temporal, geographical or territorial restriction. Except as otherwise expressly agreed to by the Company or its Affiliates, as appropriate, on or promptly following the date hereof, the Grantee will supply to the Company and/or its Affiliates, as appropriate, all property, keys, mobile phones, computer equipment, software data files, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document (and any copies, in whatever medium, thereof) which has been produced by, received by or otherwise submitted to the Grantee: (i) during his or her employment with the Company and/or its Affiliates; and (ii) in the case of a Grantee who was employed by Avaya, Inc. ("Avaya"), during his or her employment with Avaya (but only with respect to employment that related to the Connectivity Solutions business that was acquired by the Company and its Affiliates pursuant to the Asset Purchase Agreement by and among Avaya, the Company and CommScope Solutions Holdings, LLC (formerly SS Holdings, LLC) dated October 23, 2003). Any such data or property (including copies thereof) stored on computer, software data files or other equipment belonging to the Grantee (or to which the Grantee otherwise has lawful access after the date hereof) shall be deleted by the Grantee immediately following execution of this Non-Competition and Confidentiality Agreement.

          5. Non-Disparagement. The Grantee agrees not to make any written or oral statement which could disparage the goods, products, services of, employees, officers, directors or reputation of, the Company and its Affiliates.

          6. Remedies. The Grantee agrees that any breach of the terms of this Appendix A would result in irreparable injury and damage to the Company and/or its Affiliates for which the Company and/or its Affiliates would have no adequate remedy at law; the Grantee therefore also agrees that in the event of said breach or any threat of breach, the Company and/or its Affiliates shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Grantee and/or any and all persons and/or entities acting for and/or with the Grantee, without having to prove damages, and to all costs and expenses, including reasonable attorneys' fees and costs, in addition to any other remedies to which the Company and/or its Affiliates may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company and/or its Affiliates from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Grantee. The Grantee further agrees that the provisions of the covenant not to compete are reasonable. Should a court or arbitrator determine, however, that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

               The existence of any claim or cause of action by the Grantee against the Company and/or its Affiliates shall not constitute a defense to the enforcement by the Company and/or its Affiliates of the covenants and agreements of this Appendix A.

          7. Miscellaneous. This Appendix A sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter, other than any confidentiality agreement, any agreement dealing with the assignment to the Company of patents, copyrights or other intellectual property or any other similar agreements.